                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                         EDAC Technologies Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                          EDAC TECHNOLOGIES CORPORATION
                             1806 NEW BRITAIN AVENUE
                          FARMINGTON, CONNECTICUT 06032
                                 (860) 677-2603

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 22, 2002

         The Annual Meeting of Shareholders of EDAC Technologies Corporation, a Wisconsin corporation, which was postponed from its original date of June 27, 2002, will be held at the offices of the Company, 1790 New Britain Avenue, Farmington, Connecticut 06032, on October 22, 2002 at 10:00 a.m. Eastern Daylight Time, for the following purposes:

         1. To elect six directors;

         2. To ratify the appointment of Deloitte & Touche LLP, independent public accountants, as auditors of EDAC for its fiscal year ending December 28, 2002; and

         3. To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the shareholders of a Wisconsin corporation at their annual meeting.

By order of the Board of Directors

Farmington, Connecticut
September 17, 2002



                                         EDAC TECHNOLOGIES CORPORATION


                                         /s/ Ronald G. Popolizio
                                         Ronald G. Popolizio,
                                         Secretary

         SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON SEPTEMBER 10, 2002 ARE ENTITLED TO VOTE AT THE MEETING. YOUR VOTE IS IMPORTANT TO ENSURE THAT A MAJORITY OF THE SHARES ARE REPRESENTED. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER FIND THAT YOU MAY BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

         A copy of the 2001 Annual Report to Shareholders and a Proxy Statement accompany this Notice.

                          EDAC TECHNOLOGIES CORPORATION
                             1806 NEW BRITAIN AVENUE
                          FARMINGTON, CONNECTICUT 06032

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 22, 2002


                             SOLICITATION AND VOTING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of EDAC Technologies Corporation ("EDAC" or the "Company") of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 1790 New Britain Avenue, Farmington, Connecticut 06032, on October 22, 2002, at 10:00 a.m. Eastern Daylight Time, and any adjournments thereof. This Proxy Statement is being mailed on or about September 17, 2002 to shareholders of record at the close of business on September 10, 2002.

         Each shareholder of record at the close of business on September 10, 2002 will be entitled to one vote for each share of common stock, par value $.0025 per share ("Common Stock"), registered in such shareholder's name in regard to each proposal put to shareholders at the meeting. On that date, there were 4,416,038 shares of Common Stock outstanding, the Company's only class of stock outstanding. Assuming a quorum is present, the directors to be elected to the Board are elected by plurality, meaning the six directors receiving the most votes will be elected. All other matters which are properly brought before the meeting will be approved upon the affirmative vote of a majority of the shares represented and voted at the meeting. Accordingly, abstentions and broker non-votes will have no effect. Although not required by law, the Company is seeking shareholder approval to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2002 fiscal year. If shareholders do not ratify such appointment, the Company may reevaluate its appointment. The Company knows of no other matter which will be brought before the meeting other than the election of directors and ratification of auditors.

         All shares of Common Stock represented by properly executed proxies that are received in time for the annual meeting and which have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares of Common Stock will be voted "FOR" each nominee for election to the Board of Directors and "FOR" the ratification of the appointment of independent auditors of the Company. In addition, the persons designated in such proxies will have the discretion to vote on matters incident to the conduct of the annual meeting. If the Company proposes to adjourn the annual meeting, the persons named in the enclosed proxy card will vote all shares of Common Stock for which they have authority, in favor of such adjournment.

         The grant of a proxy on the enclosed proxy card does not preclude a shareholder from voting in person at the annual meeting. A shareholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of the Company, prior to the annual meeting, a written notice of revocation bearing a later date or time than the proxy, delivering to the Secretary of the Company a duly executed proxy bearing a later date or time than the revoked proxy or attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute the revocation of a proxy.

         The expense of printing and mailing the Notice and Proxy Statement, including forwarding expense to beneficial owners of Common Stock held in the name of another, will be borne by the Company.

                              ELECTION OF DIRECTORS

NOMINEES

         The Company's By-Laws provide for at least five and no more than nine directors to be elected at each Annual Meeting of Shareholders, to hold office until the next succeeding Annual Meeting and until their successors are duly elected. In accordance with the By-Laws, the Company has set the number of directors at six. Robert J. Gilchrist, a current director, is not standing for re-election at the annual meeting. The table below sets forth certain information about each person nominated for election as a director. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Company (except where a proxy withholds authority with respect to the election of directors).

                                                  DIRECTOR                       PRINCIPAL
NAME (AND AGE)                                      SINCE                     OCCUPATION (1)
--------------                                      -----                     --------------
John Kucharik (51)                                  2000         Industry consultant
John Moses (57)                                       -          Private investor
Dominick A. Pagano (58)                               -          President and Chief Executive Officer of the Company
                                                                 and President and Chief Executive Officer of Dapco
                                                                 Industries, Inc.
Stephen J. Raffay (74)(2)(3)                        2000         Retired Vice-Chairman,
                                                                 Emhart Corporation (a manufacturer of various
                                                                 machinery and consumer products)
Ross C. Towne (58)                                    -          President and Chief Financial Officer, The
                                                                 Washington Source, Inc. (custom precision sheet
                                                                 metal fabrication and integration company)
Daniel C. Tracy (61)(2)(3)                          1999         Chairman of the Board of the Company and Business
                                                                 Consultant

     (1) The principal occupation of each director during the past five years was that shown in the table, except that: (1) Mr. Kucharik was Chief Executive Officer of IPC, Inc. (custom powder coater, e-coater and electro--plating company) from 2000 to 2002. He was President and Chief Executive Officer of MVE, Inc. (manufacturer of cryogenic holding tanks and equipment) from 1997 to 2000. Prior to 1997, Mr. Kucharik was President of General Signal Pump Group (manufacturer of water pumps) from 1995 to 1997; (2) Mr. Pagano became President and Chief Executive Officer of the Company in August of 2002 and also continues as President and Chief Executive Officer of Dapco Industries, Inc. Mr. Pagano also served as Chairman of the Board of Directors of American Environmental Technologies, Inc. from 1988 until 1999. He also served as a director of the Company from July 2001 to April 2002; (3) Mr. Raffay served as a senior executive and as a Director of Emhart Corporation until his retirement as Vice Chairman in 1987. Since then he has done consulting work and serves as a member of the boards of directors for a number of companies; (4) Mr. Towne owned Management Partners, Inc., a management consulting firm from 1990 to 2000, specializing in business planning, organizational restructuring and operational audits; and (5) Mr. Tracy was employed by Arthur Andersen from 1963 until his retirement in 1998, serving most recently as a partner.

(2)      Member of the Audit Committee.

(3)      Member of the Compensation Committee.

         The Board of Directors recommends that shareholders vote FOR all of the nominees.

DIRECTOR RESIGNATIONS

         Joseph P. Lebel resigned from the Board of Directors on February 25, 2002, George Fraher resigned from the Board of Directors on March 14, 2002, Dominick Pagano resigned from the Board of Directors on April 16, 2002, Ronald
G. Popolizio resigned from the Board of Directors on May 1, 2002 and Richard A. Dandurand resigned from the Board of Directors and as Chairman and Chief Executive Officer of the Company on July 29, 2002.

         In his letter of resignation, Mr. Lebel stated that he objected to certain actions of the board majority. Mr. Lebel did not provide any basis for his objections and the Company does not believe that they have merit.

         Mr. Pagano sent a follow-up letter dated April 26, 2002 to the Company in which Mr. Pagano made certain assertions in connection with his resignation, including assertions regarding the Company's compensation policies, the proposed sale of the Company's Precision Components Division in 2001 and the subsequent operation of that division in 2001, and certain amendments made to the Company's By-Laws.

DIRECTORS' MEETINGS AND COMMITTEES

         The Board of Directors has an Audit Committee and a Compensation Committee.

         The Audit Committee held four meetings during 2001. The Audit Committee meets annually to consider the report and recommendation of the Company's independent public accountants and is available for additional meetings upon request of such accountants. The

Audit Committee's functions also include making recommendations to the Board of Directors regarding the engagement or retention of such accountants, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to the Company's financial accounting. For additional information regarding the Audit Committee, see the "Report of the Audit Committee" below.

         The Compensation Committee held four meetings during 2001. The Compensation Committee sets the compensation for the executive officers of the Company.

         The Company's strategic planning function previously performed by the Strategic Planning Committee was assumed by the entire Board of Directors which reviewed the Company's strategic plan.

         The Board of Directors held eight meetings during 2001. No director attended fewer than 75% of the total number of meetings of the Board of Directors and each Committee on which he served.

FEES OF INDEPENDENT AUDITORS

         AUDIT FEES. Arthur Andersen LLP billed the Company $101,500 in fees for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 29, 2001, including reviews of the interim financial statements in the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 29, 2001.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Arthur Andersen LLP did not render any professional services to the Company for information technology advice during the fiscal year ended December 29, 2001.

         ALL OTHER FEES. Arthur Andersen LLP billed the Company $56,875 in fees for all other professional services rendered to the Company during the fiscal year ended December 29, 2001. These services consisted of tax services and services relating to employee benefit plans.

         The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Arthur Andersen LLP.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is comprised of three members of the Company's Board of Directors. Because the Company's Common Stock is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or Nasdaq regarding the membership of the Company's Audit Committee. However, each member of the Audit Committee is independent as defined in Rule 4200(a)(15) for the listing standards of the Nasdaq Stock Market. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on March 14, 2001.

         The Audit Committee has:

         - reviewed and discussed the Company's audited financial statements for the fiscal year ended December 29, 2001, with the Company's management and with the Company's independent auditors;

         - discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and

         - received and discussed with the Company's independent auditors the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees).

         Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001, for filing with the Securities and Exchange Commission.


                                         AUDIT COMMITTEE:

                                         Stephen J. Raffay, Chairman
                                         Robert J. Gilchrist
                                         Daniel C. Tracy

DIRECTORS' FEES

         In 2001, the Company paid directors who are not employees of the Company an $8,000 annual retainer and $1,000 for each non-telephonic Board of Directors or Committee meeting attended. The Committee Chairmen were paid an additional $500 for each meeting chaired.

EXECUTIVE OFFICERS

         The following table sets forth the name, age and current position of each executive officer of the Company:

         NAME                             AGE              OFFICE
         ----                             ---              ------
         Dominick A. Pagano                58    President and Chief Executive Officer
         Ronald G. Popolizio               43    Executive Vice President, CFO and Secretary

                  Mr. Pagano became President and Chief Executive Officer of the Company in August of 2002 and also continues as Chief Executive Officer of Dapco Industries, Inc. a company that he founded in 1972.

         Mr. Popolizio joined the Company in February 1997 as Vice President, Chief Financial Officer and Secretary. He became Executive Vice President in June 1998. From 1994 until joining the Company, Mr. Popolizio was Controller for The Connecticut Spring and Stamping Corporation. Prior to 1994, he was Chief Financial Officer with MRMC, Inc., a Rostra holding company.

         Officers are elected annually by and serve at the discretion of the Board of Directors.

SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following performance graph compares the five year cumulative return from investing $100 on December 31, 1996 in the Company's common shares to the Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the Total Return Index for Nasdaq Trucking and Transportation Stocks.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF
        EDAC COMMON STOCK, TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET
      AND TOTAL RETURN INDEX FOR NASDAQ TRUCKING AND TRANSPORTATION STOCKS



[LINE GRAPH]

                                                                 NASDAQ                    EDAC
                                   NASDAQ (US)               TRANSPORTATION            TECHNOLOGIES
           YEAR                       INDEX                      INDEX                     INDEX
           ----                       -----                      -----                     -----
           1996                      100.000                   100.000                    100.000
           1997                      122.477                   128.151                    437.500
           1998                      172.680                   115.793                    264.720
           1999                      320.832                   110.359                     82.500
           2000                      192.977                   100.314                     44.695
           2001                      153.121                   118.630                    104.500


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

         The Compensation Committee of the Board of Directors continues to monitor existing compensation plans and initiates additional compensation policies as necessary to enhance the financial performance of the Company.

         The Compensation Committee and the entire Board strongly believe that the shareholders' best interests are served by a motivated workforce that share in the rewards of achieving defined objectives that improve shareholder value.

         The incentive compensation plan (bonus) for Messrs. Dandurand and Popolizio was established in March 2001 and was based primarily on the attainment of specific, quantitative objectives relating to sales growth and corporate net income. To a lesser degree, it was also based on the development and approval of a long-term strategic business plan. Specifically, separate stretch goals for sales and net income were established substantially above budget. To achieve 100% of target incentive both sales and net income had to reach stretch levels. Bonus amounts paid were calculated on the degree to which results exceeded budget in each category. Based on the financial performance of the corporation during 2001, no bonus contribution was earned against sales growth objectives; however the net income (before extraordinary gain) substantially exceeded stretch objectives earning full bonus contribution for this criterion. Other qualitative performance factors routinely considered by the committee in evaluating executive performance include organizational development, customer service, quality and adherence to the Company's Mission Statement.

         In addition to the bonus earned in accordance with the incentive plan described above, Mr. Popolizio was awarded an extraordinary bonus of $50,000 in 2001 for his significant contribution to the completion of the financial restructuring. As discussed in the 2001 Annual Report, on February 5, 2001 the Company completed the last step in its refinancing efforts, which occurred during 2000 and 2001, by obtaining a $2,000,000 real estate loan from a local bank which resulted in the elimination of approximately $3,884,000 in debt and approximately $600,000 of accrued interest and fees.

                                                COMPENSATION COMMITTEE:

                                                Robert J. Gilchrist, Chairman
                                                Stephen J. Raffay
                                                Daniel C. Tracy

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION. The following table sets forth certain information for the years indicated below concerning compensation paid to, earned by or awarded to the Company's Chief Executive Officer during 2001 and the only other executive officer of the Company whose total annual salary and bonus during 2001 exceeded $100,000 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION                  LONG TERM
                                                    -------------------                 COMPENSATION
                                                                                        ------------
                                                                                           AWARDS
                                                                                         SECURITIES
                                                                           OTHER         UNDERLYING
                                                                           ANNUAL         OPTIONS/        ALL OTHER
    NAME AND PRINCIPAL                     SALARY          BONUS        COMPENSATION        SARS        COMPENSATION
       POSITION                YEAR          ($)            ($)             ($)             (#)            ($) (1)
    ------------------       --------      ------          -----        ------------     -----------   ---------------
Richard A. Dandurand           2001       250,000          82,500              --          50,000           1,750
  Chief Executive              2000        19,321              --              --         100,000              --
  Officer (2)

Ronald G. Popolizio            2001       172,500          91,400              --         100,000           1,750
  Executive Vice               2000       165,000              --              --          25,000           1,750
  President, CFO               1999       157,789              --              --              --           3,736
  and Secretary

(1)      Represents payments to defined contribution plans.

(2) Mr. Dandurand became the Chief Executive Officer on December 1, 2000 and resigned effective July 29, 2002.


OPTION GRANTS. The following table provides certain information regarding stock options granted to the named executive officers in 2001.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                    INDIVIDUAL GRANTS
                              ----------------------------------------------------------------  POTENTIAL REALIZABLE
                                                PERCENT OF                                        VALUE AT ASSUMED
                                NUMBER OF         TOTAL                                         ANNUAL RATES OF STOCK
                                SECURITIES     OPTIONS/SARS                                      PRICE APPRECIATION
                                UNDERLING       GRANTED TO     EXERCISE                        FOR OPTION TERM ($) (2)
                               OPTIONS/SARS    EMPLOYEES IN     PRICE         EXPIRATION       ------------------------
            NAME               GRANTED (#)     FISCAL YEAR (1)  ($/SH)            DATE             5%          10%
----------------------------- --------------- --------------- ---------- --------------------- ---------- -------------
Richard A. Dandurand (3)            50,000          25.2%         2.05       11/30/11           64,462      163,359
Ronald G. Popolizio (4)            100,000          50.4          1.3125      2/04/11           82,542      209,179


(1) The percentage is based on options granted to employees. Options for 198,500 shares were granted to employees during the 2001 fiscal year.

(2) The dollar amounts under these columns are the result of theoretical calculations at 5% and 10% rates set by the Commission, and therefore are not intended to forecast possible future appreciation, if any, in the Common Stock.

(3) Mr. Dandurand's options were to become exercisable as follows: 20,000 on November 30, 2002, 15,000 on November 30, 2003 and 15,000 on
         November 30, 2004. Mr. Dandurand resigned effective July 29, 2002 and all of his unvested options terminated.

(4) Mr. Popolizio's options become fully exercisable as follows: 33,333 on February 5, 2002, 33,333 on February 5, 2003 and 33,334 on February 5, 2004.

FISCAL YEAR-END OPTION VALUES. The following table provides certain information regarding options held by the named executive officers at December 29, 2001.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                          NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                               UNDERLYING              IN-THE-MONEY
                                                                        UNEXERCISED OPTIONS/SARS      OPTIONS/SARS AT
                                                                         AT FISCAL YEAR-END (#)    FISCAL YEAR END ($)(1)
                                                                       -------------------------   -------------------------
                                    SHARES ACQUIRED        VALUE
            NAME                    ON EXERCISE (#)    REALIZED ($)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----------------------------------  ---------------  ---------------   -------------------------   -------------------------
Richard A. Dandurand                         --               --            60,000/140,000               $57,750/86,625
Ronald G. Popolizio                          --               --            62,500/100,000               $22,878/58,750



(1) Based on the last reported sale price of the Common Stock on December 28, 2001 less the option exercise price.


EMPLOYMENT AND SEVERANCE AGREEMENTS

         Effective July 29, 2002, Richard A. Dandurand resigned as the Company's Chairman and Chief Executive Officer and the Company entered into a separation agreement with Mr. Dandurand. Pursuant to this separation agreement, Mr. Dandurand will receive $104,167 payable over five months in equal installments beginning on August 1, 2002. The date by which Mr. Dandurand has to exercise 60,000 vested stock options was extended until March 31, 2003. Mr. Dandurand also will receive continued health, life and long-term disability insurance coverage until December 2002, use of a leased automobile for 18 months and outplacement services.

         Pursuant to an employment agreement with the Company, as amended in May 2002, Mr. Dandurand was entitled to a minimum annual salary of $250,000 plus an annual incentive bonus determined by the Compensation Committee of the Board of Directors, a grant of options to purchase 150,000 shares of Common Stock and various other fringe benefits. Mr. Dandurand was also entitled to receive a grant of options to purchase 50,000 shares of Common Stock on

December 1, 2001 contingent upon renewal of the employment agreement. The employment agreement also provided that, upon termination of employment by the Company for any reason other than death, disability or cause or by Mr. Dandurand following any change in the location he was based to a location outside of Hartford County, Connecticut, Mr. Dandurand would receive severance equal to 18 months of his then base salary and all previously granted stock options would become immediately exercisable. If Mr. Dandurand's employment was terminated due to death or disability, he would be entitled to receive a prorated cash bonus for the year of termination. The original term of the employment agreement extended to December 1, 2001, subject to automatic renewal for additional one--year terms unless notice of termination was given within 45 days of the end of the then current term.

         Pursuant to an employment agreement with the Company, as amended in May 2002, Mr. Popolizio is entitled to a minimum annual salary of $172,500 plus an annual incentive bonus determined by the Compensation Committee of the Board of Directors and various other fringe benefits. The agreement also provides that, upon termination of employment by the Company for any reason other than death, disability or cause or by Mr. Popolizio following any change in the location he is based to a location outside of Hartford County, Connecticut, Mr. Popolizio will receive severance equal to 24 months of his then base compensation plus 2 times the average of the three highest annual bonus payments received by him during the five fiscal years prior to termination. If Mr. Popolizio's employment is terminated due to death or disability, he will receive a prorated cash bonus for the year of termination.

CHANGE OF CONTROL AGREEMENTS

         The Company entered into Change of Control Agreements with Richard A. Dandurand, the Company's former Chief Executive Officer in 2000 and with Ronald
G. Popolizio, the Company's Executive Vice President, Chief Financial Officer and Secretary in 1999. These agreements essentially act as springing employment agreements which provide that upon a change of control of the Company (as defined in the agreement), the executive shall continue to be employed by the Company for a period of two years for Mr. Dandurand and three years for Mr. Popolizio in the same capacities and with the same compensation and benefits as the executive was receiving prior to the change of control (all as specified in the agreements). If the executive is terminated after the change of control without cause or he quits for good reason (both as defined in the agreement), the executive is generally entitled to receive a severance payment from the Company equal to the amount of compensation to be paid to the executive under the agreement, in the case of Mr. Dandurand, for two years following termination if termination occurs during the 180-day period following a change of control and for 18 months if termination occurs thereafter during the term of the agreement and, in the case of Mr. Popolizio, for the greater of the balance of the term of the agreement or one year. A termination by the executive for any reason during the 180-day period following a change of control is deemed to be for good reason.

         In 2002, certain shareholders proposed changes to the composition of the Company's board of directors. The letters and other communications from these shareholders contained certain statements which, if true, appear to have indicated that a change of control (as defined in the Change of Control Agreements) may have occurred. In May 2002, Messrs. Dandurand and Popolizio each agreed to waive their rights under the Change of Control Agreements with respect to any prior events that may have been deemed to constitute a change of control. These officers did not waive their rights under the Change of Control Agreements with respect to any future events that may constitute a change of control. In consideration for these waivers, the Company agreed effect certain amendments to the employment agreements of Messrs. Dandurand and Popolizio, including to provide that Mr. Popolizio's minimum base salary is $172,500 (which is the base salary that was in effect for Mr. Popolizio during 2001) and to provide each officer with severance payments if the officer resigns following certain changes in the location of his employment by the Company. Mr. Dandurnad resigned effective July 29, 2002 and his Change of Control Agreement terminated as of such date. See "Employment and Severance Agreements."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of outside directors. During the fiscal year ended December 29, 2001, the following board members served on the Compensation Committee: Robert J. Gilchrist, Stephen J. Raffay and Daniel C. Tracy.


                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, upon recommendation of the Audit Committee, has selected Deloitte & Touche LLP to be the Company's auditors for the 2002 fiscal year. Although this appointment is not required to be submitted to a vote of shareholders, the Company believes it appropriate as a matter of policy to request that the shareholders ratify the appointment. If shareholder ratification is not received, the Board of Directors may reconsider the appointment. It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. Arthur Andersen LLP was the Company's auditors for the 2001 fiscal year and it is not expected that a representative of Arthur Andersen LLP will be present at the annual meeting.

INFORMATION REGARDING CHANGE OF AUDITORS

         On May 16, 2002, the Company's Board of Directors, upon recommendation of its Audit Committee, approved the engagement of Deloitte & Touche LLP to replace Arthur Andersen LLP as the Company's auditors. Arthur Andersen LLP's reports on the Company's consolidated financial statements for each of the fiscal years ended December 29, 2001 and December 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that Arthur Andersen LLP's report on the Company's consolidated financial statements for the fiscal year ended December 29, 2001 was qualified as to the Company's ability to continue as a going concern. During the Company's two most recent fiscal years and through May 21, 2002 (the date that the Company filed a Current Report on Form 8-K disclosing its decision to no longer engage Arthur Andersen LLP), there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

         During the Company's two most recent fiscal years and through May 21, 2002, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.


                  ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
                             COMMISSION ON FORM 10-K

         The Company is required to file an annual report, called a Form 10-K, with the Commission. A copy of Form 10-K for the fiscal year ended December 29, 2001 will be made available, without charge, to any person entitled to vote at the annual meeting. Written requests should be directed to Ronald G. Popolizio, Secretary, EDAC Technologies Corporation, 1806 New Britain Avenue, Farmington, Connecticut 06032.


                               SECURITY OWNERSHIP

         The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of August 31, 2002 by (i) each director and named executive officer (as defined below), (ii) all directors and executive officers as a group, and (iii) each person or other entity known by the Company to beneficially own more than 5% of the outstanding Common Stock.

         The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared with spouses under applicable law. Shares of Common Stock subject to options that are either currently exercisable or exercisable within 60 days of August 31, 2002 are deemed to be outstanding and to be beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.



                                                       NUMBER OF SHARES                        PERCENT
                                                         BENEFICIALLY                            OF
NAME                                                        OWNED                               CLASS
--------------------------------------------- ----------------------------------- ----------------------------------
EDAC Technologies Corporation Employee
Stock Ownership Plan and Trust (1)
                                                           292,064                               6.6%

Richard A. Dandurand (2)                                    79,110                               1.8



                                                       NUMBER OF SHARES                        PERCENT
                                                         BENEFICIALLY                            OF
NAME                                                        OWNED                               CLASS
--------------------------------------------- ----------------------------------- ----------------------------------
Robert J. Gilchrist (2)                                     65,441                               1.5

John Kucharik (2)                                           18,561                                 *

John Moses                                                 541,190                              12.3

Dominick A. Pagano                                         187,038                               4.2

Ronald G. Popolizio (1)(2)                                 403,301                               8.9

Stephen J. Raffay (2)                                       13,000                                 *

Ross C. Towne                                               80,820                               1.8

Daniel C. Tracy (2)                                         46,444                               1.0

William B. Bayne Jr.                                       300,706                               6.8

Francis W. Moskey (1)                                      387,411                               8.8

Glenn L. Purple (1)(2)                                     310,821                               7.0

All Directors and Executive Officers as a
group (6 persons) (1)(2)                                   733,785                              16.0


---------------------------------------------
*        Represents beneficial ownership of less than 1%.

(1) Consists of 292,064 shares owned by the EDAC Technologies Corporation Employee Stock Ownership Plan (the "ESOP"). Voting power is subject to the direction of the ESOP participants for all allocated shares, and the Trustees of the ESOP may only vote such shares if a participant fails to direct the voting of the shares allocated to his or her account. As of August 31, 2002, all of the 292,064 shares owned by the ESOP had been allocated to participants. The Trustees of the ESOP do not have investment power as to any of the shares owned by the ESOP. The Trustees of the ESOP are as follows:

         Ronald G. Popolizio                         Glenn L. Purple
         Francis W. Moskey

(2) The number of shares shown includes the following shares which may be acquired by exercise of options which are currently exercisable or exercisable within 60 days of August 31, 2002: 60,000 as to Mr. Dandurand; 36,000 as to Mr. Gilchrist; 10,000 each as to Messrs. Kucharik and Raffay; 20,000 as to Mr. Tracy; 94,333 as to Mr. Popolizio; 4,667 as to Mr. Purple; and 230,333 as to all executive officers and directors as a group.

         The address of each of the current directors of the Company and the ESOP is the principal business address of the Company. The address of Mr. Bayne is 714 South 19th Street, Arlington, VA 22202. The address of Mr. Moses is 3616 North Albemarle Street, Arlington, VA 22207. The address of Mr. Towne is 6643 Madison-McLean Drive, McLean, VA 22101.

         The above beneficial ownership information is based upon information furnished by the specified persons and is determined in accordance with Securities and Exchange Commission Rule 13d-3, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes and may include shares as to which beneficial ownership is disclaimed.


                              SHAREHOLDER PROPOSALS

         Any shareholder who desires to submit a proposal for inclusion in the Company's 2003 Proxy Statement should submit the proposal in writing to Ronald
G. Popolizio, Secretary, EDAC Technologies Corporation, 1806 New Britain Avenue, Farmington, Connecticut 06032. Since the Company expects to hold its 2003 Annual Meeting of Shareholders in May 2003, the Company must receive a proposal no later than January 24, 2003, in order to consider it for inclusion in the Company's 2003 Proxy Statement.

         The Company's Amended and Restated By-Laws require a shareholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, that the shareholder wishes to bring before a meeting of shareholders of the Company. In general, for business to be brought before a shareholders meeting by a shareholder, written notice of the shareholder proposal or nomination must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the later of (i) the 60th calendar day prior to the date of such meeting or (ii) the 10th calendar day following the day on which public announcement is first made of the date of such meeting. The written notice of a shareholder proposal or nomination must contain all of the information required by the Company's Amended and Restated By-Laws. Notices of intention to present proposals or nominations at the 2003 Annual Meeting should be addressed to Ronald G. Popolizio, Secretary, EDAC Technologies Corporation, 1806 New Britain Avenue, Farmington, Connecticut 06032.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of the Company's equity securities on Form 4 or
5. The rules promulgated by the Commission under section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to section 16(a). Based solely upon a review of such forms actually furnished to the Company, and written representations of certain of the Company's directors and executive officers that no forms were required to be filed, all directors, executive officers and 10% stockholders have filed with the Commission on a timely basis all reports required to be filed under section 16(a) of the Exchange Act with the following exceptions: Mr. Gilchrist reported late seven purchases requiring one Form 4 report on a Form 5. Mr. Pagano filed late one Form 4 reporting five purchases. Mr. Moses, the only 10% stockholder, has not filed any reports under section 16(a) of the Exchange Act.


                                  OTHER MATTERS

         The Directors of the Company know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.


                                                 BY ORDER OF THE BOARD
                                                 OF DIRECTORS
                                                 EDAC Technologies Corporation

                                                 /s/ Ronald G. Popolizio

                                                 Ronald G. Popolizio, Secretary
Farmington, Connecticut
September 17, 2002

                          EDAC TECHNOLOGIES CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 22, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints each of Ronald G. Popolizio and Daniel J. Brink the proxies (with full substitution) of the undersigned to attend the annual meeting of shareholders of EDAC Technologies Corporation (the "Company") to be held on October 22, 2002 at 10:00 a.m., Eastern Daylight Time, at the offices of the Company, 1790 New Britain Avenue, Farmington, Connecticut and any adjournment thereof and to vote the shares of stock of the Company held by the undersigned on September 10, 2002, as specified on the reverse side and on any other matters that may properly come before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY APPOINTMENT WILL BE VOTED FOR ITEMS 1 AND 2.

                           (CONTINUED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                         EDAC TECHNOLOGIES CORPORATION

                                OCTOBER 22, 2002


                                        \/ Please Detach and Mail in the Envelope Provided \/
------------------------------------------------------------------------------------------------------------------------------------

             PLEASE MARK YOUR
A     [X]    VOTES AS IN
             THIS EXAMPLE.


                          FOR all        WITHHOLD
                         nominees        AUTHORITY
                      listed to the     to vote for
                     right (except as   all nominees
                     specified below)   listed to the
                                           right                                                              FOR   AGAINST  ABSTAIN

     1. ELECTION                                       NOMINEES:              2. To ratify the appointment
        OF                                                                       of Deloitte & Touche LLP     [ ]     [ ]      [ ]
        DIRECTORS:         [ ]              [ ]                                  as auditors of the Company
                                                       1 - John M. Kucharik      for the fiscal year ending
Instructions: To withhold authority to vote for any    2 - John Moses            December 28, 2002.
individual nominee, write the number(s) of the         3 - Dominick A. Pagano
nominee(s) on the line provided below:                 4 - Stephen J. Raffey  CHECK APPROPRIATE BOX:
                                                       5 - Ross C. Towne
----------------------------------------------         6 - Daniel C. Tracy                                   ADDRESS CHANGE?   [ ]
                                                                                                             NAME CHANGE?      [ ]



                                                                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                                              PROMPTLY USING  THE ENCLOSED ENVELOPE.

 Stockholder:                                                                                                Date:
             ---------------------------------------------- ------------------------------------------------      ------------------
                                                                     SIGNATURE IF HELD JOINTLY


 NOTE:    Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign.
          When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.
          If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.



------------------------------------------------------------------------------------------------------------------------------------

